Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces First Quarter 2007 Results

JACKSONVILLE, Fla. (April 26, 2007) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced financial results for the first quarter ended March 31, 2007. Revenue was above the range of guidance previously provided by management, and diluted net income per common share was within the range of guidance previously provided by management.

First Quarter Summary

•	Revenue was $510 million, up 16% versus the first quarter of 2006;

•	Excluding the effect of foreign currency exchange rates and acquisitions, revenue increased 7% versus the first quarter of 2006;

•	Gross profit was $140 million, up 19% versus the first quarter of 2006;

•	Diluted net income per common share was $0.17, up 13% from the first quarter of 2006; and

•	The Company used $11 million during the first quarter to repurchase Company stock.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $289 million for the first quarter of 2007. Professional Services division revenue reached 57% of total Company revenue, as the Company continued to make progress toward attaining its goal of generating 60% of consolidated revenue from its Professional Services division. Further discussion of the first quarter performance of the Professional Services division’s two reporting segments follows.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and health care, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health.

During the first quarter, this segment’s revenue increased 11% versus the first quarter of 2006 and 6% versus the fourth quarter of 2006. Excluding the impact of acquisitions, revenue from the North American Professional Services segment rose 7% versus the first quarter of 2006 and 5% versus the fourth quarter of 2006. Overall gross margin in this segment reached 30.9%, a 70-basis-point increase versus the first quarter of 2006. The increase in gross margin is attributable to a 40-basis-point increase in temporary staffing margins and an 18% increase in permanent placement fees.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports First Quarter Results

April 26, 2007

Each of this segment’s business units posted higher revenue than in both the year-earlier period and the preceding quarter on a GAAP and an organic basis. Compared with the first quarter of 2006, Entegee revenue was up 8%, Special Counsel revenue grew 6%, Accounting Principals revenue increased 8%, and Soliant Health revenue rose 33%. Excluding the impact of acquisitions, revenue at Special Counsel, Accounting Principals, and Soliant Health rose 2%, 5%, and 13%, respectively, compared with the same period in the prior year. Demand for the Company’s North American Professional Services segment’s business lines appeared to accelerate in the first quarter.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a leading provider of finance and accounting and professional staffing services in the United Kingdom and continental Europe.

During the first quarter, Badenoch & Clark revenue increased 29% versus the first quarter of 2006 and was up 9% versus the fourth quarter of 2006. Excluding the impact of changes in foreign currency exchange rates and acquisitions, revenue increased 5% versus the first quarter of 2006 and 7% over the fourth quarter of 2006. Badenoch and Clark’s overall gross margin increased to 28.1% due to a robust increase in permanent placement fees. As the Company has previously discussed, Badenoch & Clark continued to add to its sales and recruiting staff in order to meet anticipated client demand, which resulted in higher expenses during the first quarter.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $221 million for the first quarter of 2007, representing 43% of the Company’s first quarter revenue. Below is further discussion of the first quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $148 million for the first quarter of 2007, an increase of 13% versus the first quarter of 2006 and up 3% versus the fourth quarter of 2006.

The North American Information Technology Services segment’s gross margin increased 80 basis points from the year-earlier period, primarily due to positive trends in the Beeline and Idea Integration business units. Specifically during the first quarter, Beeline had a very strong level of new customer bookings, and Idea Integration experienced better financial results and an improved sales pipeline.

Modis N.A. revenue increased 10% versus the prior-year first quarter with strong demand coming from higher-volume clients. Modis continued to hire and train new sales and recruiting staff in order to meet current and anticipated client demand, which resulted in higher costs during the quarter. Modis continued to see strong demand for permanent placement hires, which resulted in a 31% increase in permanent placement fees versus the first quarter of 2006.

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MPS Group Reports First Quarter Results

April 26, 2007

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe.

During the first quarter, Modis International’s revenue increased 15% versus the first quarter of 2006. Excluding the impact of changes in foreign currency exchange rates and acquisitions, Modis International’s revenue was up slightly versus the first quarter of 2006. Gross margins reached 16.7%, up 160 basis points versus the first quarter of 2006. Modis International expenses were up slightly as it continued to add new sales and recruiting staff.

Capital Update

During the first quarter, the Company generated operating cash flow of $10 million. At the close of the first quarter, the Company had a cash balance of $115 million, short-term investments of $40 million and no borrowings outstanding under its $250 million credit facility.

MPS Group intends to use cash on hand primarily to invest in strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company also intends to use cash on hand to buy back its common stock. During the first quarter of 2007, MPS Group expended $11 million to buy back its common stock. Currently, $35 million remains on the Company’s stock buyback authorization.

Management Comments

“We were pleased with our results for the quarter and with the consistent performance across all of our business units,” stated Timothy Payne, MPS Chief Executive Officer. “In particular, we are encouraged by the activity we are seeing in our North American Professional Services units. We continue to anticipate solid demand for our services in 2007, so we are hiring new sales and recruiting staff and investing in training.”

“We continue to get positive feedback from both clients and business units regarding the outlook for the rest of the year,” added Robert Crouch, MPS Chief Financial Officer. “Therefore, we believe the investments we made during the first quarter will benefit us throughout 2007. We expect second quarter 2007 revenue and diluted net income per common share to be in the range of $520 million to $530 million and $0.19 to $0.21, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. on May 3. To access the telephonic replay, please dial (719) 457-0820 and enter 4995878 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

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MPS Group Reports First Quarter Results

April 26, 2007

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2006 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports First Quarter Results

April 26, 2007

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Operating Highlights:
Revenue:
North American Professional Services	$163,365	$147,269
European Professional Services	125,955	97,693
North American Information Technology Services	148,452	131,525
European Information Technology Services	72,356	62,822

Total revenue	510,128	439,309

Gross profit:
North American Professional Services	50,402	44,483
European Professional Services	35,414	26,958
North American Information Technology Services	41,949	36,172
European Information Technology Services	12,097	9,503

Total gross profit	139,862	117,116

Operating income:
North American Professional Services	15,010	13,322
European Professional Services	8,104	7,224
North American Information Technology Services	9,082	9,058
European Information Technology Services	1,446	1,367

Operating income before unallocated corporate expenses	33,642	30,971
Unallocated corporate expenses	6,977	6,724

Total operating income	26,665	24,247
Other income, net	1,991	1,576

Income before provision for income taxes	28,656	25,823
Provision for income taxes	11,176	9,813

Net income	$17,480	$16,010

Diluted net income per common share	$0.17	$0.15

Diluted common shares outstanding	102,825	104,764

	As of
	March 31, 2007	December 31, 2006
Cash and cash equivalents	$115,052	$172,692
Short-term Investments	40,229	—
Accounts receivable, net of allowance	313,681	278,438
Other	30,918	28,792

Current assets	499,880	479,922
Long-term assets	677,186	662,357

Total assets	$1,177,066	$1,142,279

Current liabilities	$176,690	$161,043
Other	25,172	17,938
Stockholders' equity	975,204	963,298

Total liabilities and stockholders' equity	$1,177,066	$1,142,279

Working capital	$323,190	$318,879

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MPS Group Reports First Quarter Results

April 26, 2007

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended March 31,
	2007	2006
EBITDA	$31,146	$27,721
Depreciation and intangibles amortization	4,481	3,474

Operating income	26,665	24,247
Other income, net	1,991	1,576

Income before provision for income taxes	28,656	25,823
Provision for income taxes	11,176	9,813

Net income	$17,480	$16,010

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	Professional NA Segment	Special Counsel	Accounting Principals	Soliant Health
Revenue growth rate 1Q2006 to 1Q2007 excluding acquisitions	6.5%	1.6%	4.6%	12.8%
Revenue growth rate contributed from acquisitions	4.4%	4.2%	3.8%	19.7%

GAAP revenue growth rate 1Q2006 to 1Q2007	10.9%	5.8%	8.4%	32.5%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Modis International	Badenoch & Clark
Revenue growth rate 1Q2006 to 1Q2007, excluding acquisitions and the effects of changes in foreign currency	6.7%	0.9%	5.1%
Revenue growth rate contributed from acquisitions	4.7%	2.2%	10.3%
Revenue growth rate contributed from effects of changes in currency	4.7%	12.1%	13.5%

GAAP revenue growth rate 1Q2006 to 1Q2007	16.1%	15.2%	28.9%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	Professional NA Segment	Badenoch & Clark
Revenue growth rate 4Q2006 to 1Q2007, excluding acquisitions and the effects of changes in foreign currency	5.4%	7.0%
Revenue growth rate contributed from acquisitions	0.9%	0.0%
Revenue growth rate contributed from effects of changes in currency	0.0%	2.1%

GAAP revenue growth rate 4Q2006 to 1Q2007	6.3%	9.1%

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